Exhibit 10.22b

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of July __, 2016 (the “Effective Date”), is entered into by and among Domino Solar Ltd, as Borrower (the “Borrower”) and Credit Suisse AG, New York Branch, as Agent (in such capacity, the “Agent”) and as a Funding Agent (in such capacity, the “CS Funding Agent”) and relates to the Credit Agreement, dated as of March 31, 2016  (as amended by Amendment No. 1 dated July 15, 2016, by and among the parties thereto, the “Credit Agreement”), by and among the Borrower, SolarCity Corporation, as Performance Guarantor and as Manager, Dom Solar Lessor I, LP, as Original Lessor, the Agent, the Lenders from time to time party thereto, each Funding Agent from time to time party thereto and U.S. Bank National Association, as Paying Agent and as Custodian.

RECITALS

WHEREAS, the Borrower has requested that certain definitions used in the Credit Agreement be amended and new definitions be added as more fully described herein.

WHEREAS, this Amendment shall be effective, in accordance with Section 10.2 of the Credit Agreement, if signed by the Borrower, the Agent and the Funding Agents representing the Majority Lenders.

WHEREAS, the CS Funding Agent represents the Majority Lenders.

WHEREAS, the parties hereto are willing to agree to such amendment on the terms and subject to the conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.01.Defined Terms.

Capitalized terms used but not defined or modified in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

Section 2.01.Amendment.

(a)Clause (iii) of the definition of “Change of Control” in Exhibit A of the Credit Agreement is hereby amended by inserting the phrase “(other than an Existing Shareholder)” immediately following the phrase “Person or Group”.  Clause (iv) of the definition of “Change of Control” is hereby amended by inserting the word “direct” immediately before the word “ownership” therein.

(b)The following definitions are hereby added to Exhibit A of the Credit Agreement in the appropriate alphabetical order:

“Existing Shareholder” means (i) Elon Musk and his estate, spouse, siblings, ancestors, heirs, and lineal descendants, and any spouses of such persons, the legal representatives of any of the foregoing, any bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors, any other person or entity that is controlled by any of the foregoing, and any estate planning vehicle over which Elon Musk has exclusive right of control, (ii) funds affiliated with Draper Fisher Jurvetson, (iii) funds affiliated with AJG Growth Fund, including Valor VC, LLC., (iv) funds affiliated with Generation Investment Management LLP, (v) funds affiliated with DBL Investors, including Bay Area Equity Fund, (vi) Jeffrey B. Straubel and (vii) Tesla or any of its Affiliates or Subsidiaries.

“Tesla” means Tesla Motors, Inc., a Delaware corporation.

Section 2.02Representations and Warranties

The Borrower hereby represents and warrants to the Agent and the CS Funding Agent that, after giving effect to this Amendment:  (a) the representations and warranties set forth in each of the Transaction Documents by the Borrower are true and correct in all material respects on and as of the Effective Date, with the same effect as though made on and as of such date (except to the extent that any representation and warranty expressly relates to an earlier date, then such earlier date), (b) as of the Effective Date, no Amortization Event or Event of Default has occurred and is continuing, (c) since March 31, 2016, there has not been a material adverse change with respect to the business or operations of any of the Borrower, the Original Lessor, the Performance Guarantor and the Manager, in each case that would materially inhibit such Person’s ability to perform its respective obligations under the Transaction Documents and the Master Lease Documents to which it is a party and (d) the execution, delivery and performance of this Amendment in accordance with its terms and the consummation of the transactions contemplated hereby by the Borrower do not and will not (i) require any consent or approval of any Person, except for consents and approvals that have already been obtained, (ii) violate any Applicable Law, or (iii) contravene, conflict with, result in a breach of, or constitute a default under the Borrower’s organization documents, as the same may have been amended or restated, or contravene, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any indenture, agreement or other instrument, to which the Borrower is a party or by which it or any of its properties or assets may be bound.

Section 3.01. References in all Transaction Documents.

To the extent any Transaction Document contains a provision that conflicts with the intent of this Amendment, the parties hereby agree that the provisions herein shall govern.

Section 4.01.Counterparts.

This Amendment may be executed (by facsimile or otherwise) in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.02.Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.03.Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

Section 4.04.Continuing Effect.

Except as expressly amended hereby, each Transaction Document shall continue in full force and effect in accordance with the provisions thereof and each Transaction Document is in all respects hereby ratified, confirmed and preserved. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Credit Agreement or other Transaction Documents, including but not limited to any condition precedent to an Advance or Event of Default, other than as expressly set forth herein.

Section 4.05.Successors and Assigns.

This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties below have caused this Amendment to be duly executed by their respective duly authorized officers.

For and on behalf of

DOMINO SOLAR LTD, an exempted company incorporated in the Cayman Islands, as Borrower By: /s/ Lyndon Rive Name: Lyndon Rive Title: President

CREDIT SUISSE AG, NEW YORK BRANCH,

as Agent and as CS Funding Agent

By: /s/ Patrick J. Hart

Name: Patrick J. Hart

Title: Vice President

By: /s/ Jason D. Muncy

Name: Jason D. Muncy

Title: Vice President

Acknowledged and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Committed Lender

By: /s/ Patrick J. Hart

Name: Patrick J. Hart

Title: Authorized Signatory

By: /s/ Jason D. Muncy

Name: Jason D. Muncy

Title: Authorized Signatory

MOUNTCLIFF FUNDING LLC, as Conduit Lender By: /s/ Vidrik Frankfather Name: Vidrik Frankfather Title: Vice President